EXHIBIT 2
REGISTERED SHAREHOLDERS Computershare Trust Company of Canada 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Proxy form for our annual general shareholder meeting on May 6, 2010 The proxy form is solicited by and on behalf of management. Our annual general shareholder meeting (meeting) will be held at 9:30 a.m. (Eastern time) on Thursday, May 6, 2010 at the Palais des Congrès, 1001, Place Jean-Paul-Riopelle, Montréal, Québec, in room 511. This information sheet and its reverse side provide important information to help you complete your proxy form. The proxy form is attached to this information sheet (see pages 1 and 2) and can be easily separated by tearing along the perforated line. YOUR VOTE IS IMPORTANT VOTING BY PROXY As a shareholder, you have the right to vote your shares on electing This is the easiest way to vote. Voting by proxy means that you are directors, appointing the auditors and on considering an advisory vote on giving the person named in section A of the proxy form (the proxyholder) executive compensation, and any other items that may properly come the authority to vote your shares for you. If you are voting by proxy, before the meeting. You can vote your shares by proxy or in person at Computershare Trust Company of Canada or other agents we appoint the meeting or any adjournment. If you receive more than one proxy must receive your signed proxy form by 4:45 p.m. (Eastern time) on form, please complete, date, sign and return each one. Wednesday, May 5, 2010. There are five ways to vote by proxy. See the reverse side of this information sheet for details. IF YOU ARE VOTING IN PERSON AT THE MEETING Do not complete the proxy form. SPECIAL NEEDS Please let us know if you need any special assistance at the meeting by calling Computershare at 1-800-561-0934. In the proxy form, you and your refer to the holder of BCE Inc. common shares. Note: The proxy form attached to this information sheet is also to be used by participants in We, us, our, the Corporation and BCE refer to BCE Inc. the Corporation’s Employees Savings Plan (ESP). ADMISSION TICKET FOR OUR 2010 ANNUAL GENERAL SHAREHOLDER MEETING Please present this ticket to the registration desk of Computershare when you enter the meeting. HOLDER ACCOUNT NUMBER Let us know if you need any special assistance.

RECEIVING DOCUMENTS ELECTRONICALLY IS FASTER, CLEANER AND CHEAPER

You can choose to receive future shareholder communications electronically.

Faster — Receive your documents earlier

Cleaner — Save trees, energy and water, and reduce air emissions

Cheaper — Reduce your company printing and postage costs

To sign up, go to our website at **www.bce.ca**, click on the "2010 annual general shareholder meeting" banner and then click on the "Vote online" link and follow the instructions.

You will need your holder account number and 15 digit control number.

If you do not sign up for this service, we will continue to send you documents by mail.

YOUR ACCESS CODES

You will need these codes to vote by telephone or on the Internet, or to receive documents electronically:

Control number

Holder account number

Five ways to vote by proxy

1 BY TELEPHONE

- Call 1-866-732-8683 (toll-free in Canada and the United States) or 312-588-4290 (International Direct Dial) from a touch-tone phone and follow the instructions.
- You will need your 15 digit control number.
- You will find this number on the left.
- If you choose to vote by telephone, you cannot appoint anyone other than the directors named in section A of the proxy form as your proxyholder.

2 ON THE INTERNET

- Go to Computershare's website at **www.investorvote.com** and follow the instructions on screen.
- You will need your 15 digit control number.
- You will find this number on the left.

3 BY MAIL

- Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.
- Complete the proxy form, ensuring that you sign and date it, and return it in the envelope we have provided.

4 BY FAX

- Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.
- Complete the proxy form, ensuring that you sign and date it, and fax both pages in one transmission to 1-866-249-7775 (toll-free in Canada and the United States) or 416-263-9524 (outside Canada and the United States).

5 BY APPOINTING ANOTHER PERSON TO GO TO THE MEETING AND VOTE YOUR SHARES FOR YOU

- This person does not have to be a shareholder.
- Strike out the four names that are printed in section A of the proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, sign and date the form and return it to Computershare as instructed.
- Make sure that the person you appoint is aware that he or she has been appointed and attends the meeting.
- At the meeting, he or she should see a representative of Computershare at one of their tables.

Detach your ticket along this perforation.

BCE Inc.
ANNUAL GENERAL SHAREHOLDER MEETING

Our annual general shareholder meeting will be held at 9:30 a.m. (Eastern time) on Thursday, May 6, 2010 at:

Palais des Congrès
1001, Place Jean-Paul-Riopelle, Room 511
Montréal, Québec

Beverages will be served.


René-Lévesque Blvd. West
University St.
Beaver-Hall Hill
St-Alexandre St.
De Bleury St.
Anderson St.
Jeanne-Mance St.
Côté St.
De La Gauchetière St.
Viger Avenue West
Ville-Marie Highway
Palais des Congrès
Place d'Armes Metro
Bonaventure Highway
St-Antoine St.
InterContinental Hotel
McGill St.
St-Pierre St.
St-Jacques St.
St-Sulpice St.

00PP5B

This is your proxy form for BCE Inc.’s annual general shareholder meeting on May 6, 2010. The proxy is solicited by and on behalf of management. Detach this proxy form by tearing along the perforated line, and complete it, ensuring that you sign and date it to exercise your right to vote your shares by mail or fax or to appoint someone else to vote your shares for you at the meeting. This form revokes all proxy forms (with respect to the same shares) you have previously signed that relate to the meeting. It will only be accepted as a valid proxy if it remains intact and has been signed. If you have any questions about completing this form, please call Kingsdale Shareholder Services Inc. at 1-866-581-0508 for service in English or in French. A COMPLETE THIS SECTION TO APPOINT B TELL US IF YOU WANT TO RECEIVE A PROXYHOLDER FINANCIAL REPORTS Appointing a proxyholder Quarterly reports By completing this proxy form, you are appointing as your We will NOT send the Corporation’s quarterly reports to you . proxyholder in 2010 (including Q1-2011), unless you tell us that you want to perforation receive them by checking the box below. Mr. George A. Cope, Mr. Thomas C. O’Neill, Please send me the Corporation’s Mr. André Bérard or quarterly reports in 2010 Mrs. Donna Soble Kaufman, If you do not check the box above or do not return pages 1 and 2 who are directors of the Corporation, unless you appoint of this proxy form, we will assume that you do NOT want to someone else. receive the Corporation’s quarterly reports in 2010. Your proxyholder will attend the meeting and vote your shares Annual report on your behalf. Your proxyholder: By law, we must send to you as a registered shareholder has the same rights you would have if you attended the the Corporation’s annual financial statements and related meeting in person, including the right to appoint a substitute management’s discussion and analysis (MD&A), unless you tell proxyholder your proxy form along this us that you DO NOT want to receive them by checking the will vote your shares as you specify in section C. If you do not box below. Detach specify how you want your shares voted, the directors named as proxyholders intend to cast the votes represented by proxy Please DO NOT send me the Corporation’s at the meeting as recommended by the board of directors annual financial statements and related MD&A may vote your shares as he or she sees fit on any amendments If you check the box above, we will NOT send you the to these items and on any other items that may properly come Corporation’s annual financial statements and related MD&A before the meeting or any adjournment. and this instruction will continue from year to year (unless you You have the right to appoint someone other than these four revoke it). people as your proxyholder. To do this, strike out the four names listed above and print the name of the person you are appointing Please DO send me the Corporation’s annual in the box below. This person does not have to be a shareholder financial statements and related MD&A of the Corporation. See information sheet on how to sign up to receive these documents electronically. If you check the box above (thereby revoking prior instructions) or do not return pages 1 and 2 of this proxy form, we will assume that you DO want to receive the Corporation’s annual financial statements and related MD&A. We will continue to send you the notice of annual shareholder meeting and management proxy circular and proxy form so you can vote your shares. Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission. 030703 AR2 BCEQ

C COMPLETE THIS SECTION TO PROVIDE VOTING INSTRUCTIONS Please check “For”, “Withhold” or “Against”, as applicable, for each of the following items. Please print in ink. Use a black or blue pen. Mark your vote with an X as shown in this example. 1. Election of directors: The board of directors recommends voting FOR all nominees. The proposed nominees are: FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD 01. B. K. Allen 05. R. E. Brown 09. B. M. Levitt 02. A. Bérard 06. G. A. Cope 10. E. C. Lumley 03. R. A. Brenneman 07. A.S. Fell 11. T. C. O’Neill 04. S. Brochu 08. D. Soble Kaufman 12. P. R. Weiss 2. Appointment of auditors: The board of directors recommends voting FOR this item. FOR WITHHOLD Deloitte & Touche LLP as auditors 3. Advisory vote on executive compensation : The board of directors recommends voting FOR this item. FOR AGAINST Resolved, on an advisory basis and not to diminish the role and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the 2010 management proxy circular dated March 11, 2010 delivered in advance of the 2010 annual general meeting of shareholders of BCE. D PLEASE SIGN THIS PROXY FORM You must sign this proxy form to ensure that it will be accepted as valid. When you sign this proxy form, you authorize the proxyholder to act and vote your shares on your behalf at the meeting and any adjournment and to carry out your voting instructions. If you are an individual shareholder, you or your authorized attorney must sign the form. Your attorney may have to provide proof of your authorization. For shares registered in the name of two or more owners, at least one of the holders must sign to be accepted. For shares registered in the name of a corporation or other legal entity, an authorized officer or attorney must sign. This person may have to provide proof that he or she is authorized to sign. 2010 SIGNATURE If you do not include a date, we will deem it to be the date that we mailed the form to you. DAY MONTH YEAR Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission. 030703 AR2 BCEQ 00PP4C